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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                   ----------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): November 30, 2001


                               KAISER VENTURES LLC

               (Exact Name of Registrant as Specified in Charter)


            Delaware                 333-65194             33-0972983
  (State or Other Jurisdiction      (Commission           (IRS Employer
        of Incorporation)            File Number)      Identification No.)


3633 E. Inland Empire Blvd., Ste. #850, Ontario California         91764
       (Address of Principal Executive Offices)                  (Zip Code)


       Registrant's telephone number, including area code: (909) 483-8500




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Item 5.  Other Events.

     The merger of Kaiser Ventures Inc. ("Kaiser Inc.") into Kaiser Ventures LLC ("Kaiser LLC") became effective as of 11:59 P.M. on November 30, 2001, at which time each share of Kaiser Inc. Common Stock was automatically converted into the right to receive $10 in cash plus one Class A Membership Unit in Kaiser LLC. Kaiser Inc. Common Stock stopped trading on the NASDAQ Stock Market as of midnight on November 30, 2001. The merger was approved by Kaiser Inc.'s stockholders at Kaiser Inc.'s annual meeting of stockholders held on November 28, 2001. To receive the cash and Class A Units, Kaiser Inc. stockholders of record must submit their stock certificates and a Letter of Transmittal, appropriately completed, to ACS Securities Services, Inc., Kaiser LLC's transfer agent. Stockholders can review and download the Letter of Transmittal, related transmittal instructions and a set of frequently asked questions from Kaiser Inc.'s website "www.kaiserventures.com." In addition, Kaiser Inc. will mail a Letter of Transmittal, related transmittal instructions and a set of frequently asked questions to stockholders of record as of the closing of the stock transfer books on December 5, 2001.

     The information contained in this Current Report on Form 8-K is summary in nature and stockholders should review the Letter of Transmittal and related instructions for more detailed instructions on how to receive their cash and Class A Units. The press release announcing the effectiveness of the merger by Kaiser Inc.'s stockholders is attached as Exhibit 99 to this Current Report on Form 8-K.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        KAISER VENTURES LLC



Dated:  December 4, 2001                By:/s/ Richard E. Stoddard
                                        --------------------------------
                                        Richard E. Stoddard
                                        President and Chief Executive Officer




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                                  Exhibit Index
                                  -------------

No.      Document
---      --------
99 Press Release Announcing that the Merger of Kaiser Ventures Inc. into Kaiser Ventures LLC was Effective as of November 30, 2001.